UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 2, 2008, Global Payments Inc. filed a Current Report on Form 8-K, or the Original Filing, to announce that it had completed the purchase of 51% of HSBC Merchant Services LLP on June 30, 2008. This Amendment amends Item 9.01 of the Original Filing to include the financial statements required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 2.01	Completion of Acquisition of Assets.

On June 30, 2008, Global Payments Inc. (the “Company”), completed the purchase of 51% of HSBC Merchant Services LLP (the “LLP”). HSBC Bank plc owns the remaining 49% of the LLP. The LLP will provide payment processing services to merchants in the United Kingdom and Internet merchants globally.

Total consideration for the Company’s interest was $439 million in cash. The acquisition was funded using a combination of cash on hand, proceeds from the Company’s previously announced $200 million term loan and borrowings under its existing revolving credit facility.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

i.	The audited carve-out financial statements of the HSBC Bank plc – Card Processing Division as of and for the year ended December 31, 2007 are filed with this report as Exhibit 99.1.

(b)	Pro forma financial information.

i.	The unaudited combined pro forma balance sheet as of February 29, 2008 and the unaudited combined pro forma statements of income for the year ended May 31, 2007 and the nine months ended February 29, 2008 and notes thereto are filed with this report as Exhibit 99.2.

(d)	Exhibits

23.1	Consent of Independent Accountants

99.1	Audited carve-out financial statements of the HSBC Bank plc – Card Processing Division as of and for the year ended December 31, 2007

99.2	Unaudited combined pro forma balance sheet as of February 29, 2008 and unaudited combined pro forma statements of income for the year ended May 31, 2007 and the nine months ended February 29, 2008 and notes thereto

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: July 29, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde
Chief Financial Officer